SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549




                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported)       June 5, 2002
                                                  ----------------------------


                                Tumbleweed, Inc.
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               (Exact Name of Registrant as Specified in Charter)


           Delaware                     333-579231               61-1327945
-------------------------------- -------------------------  --------------------
(State or Other Jurisdiction of   (Commission File Number)      (IRS Employer
        Incorporation)                                       Identification No.)



2301 River Road, Suite 200, Louisville, KY                      40206
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(Address of Principal Executive Offices)                     (Zip Code)



Registrant's telephone number, including area code     502-893-0323
                                                   --------------------------


No change since last report.
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(Former Name or Former Address, if Changed Since Last Report)







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Item 5.  Other Events

Tumbleweed, Inc. today announced that three additional directors Minx Auerbach, George Keller and Lewis Bass are joining Gerald Mansbach, the Company's largest stockholder, Terrance A. Smith, the Company's Chairman, President and Chief Executive Officer, and David M. Roth, a director of the Company in their proposal to acquire all the Company's common stock not owned by their group at a price of $1.75 per share. The group owns approximately 60% of the Company's outstanding common stock

The Board today appointed a Special Committee of independent directors, consisting of David Lloyd, Chairman and James F. Koch to evaluate the proposal. The Special Committee will negotiate with the investor group and explore strategic alternatives for the Company.

There can be no assurance that the proposal will lead to the commencement of a tender offer.

This summary of the attached press release is qualified in its entirety by the complete text of such document, a copy of which is attached hereto as Exhibit 99.1.

Item 7.  Financial Statements and Exhibits

(c) Exhibit 99.1 Press Release dated June 5, 2002.





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                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


TUMBLEWEED, INC.

By:          /s/ Glennon F. Mattingly
         -------------------------------
Name:    Glennon F. Mattingly
Title:   Vice President and Chief Financial Officer

Date:    June 5, 2002

































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                                  Exhibit Index

Exhibit No.

99.1 Press Release dated June 5, 2002








































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                                  Exhibit 99.1

Contact: Glennon F. ("Buddy") Mattingly; (502)893-0323 (Ext. 385)
               Chief Financial Officer

         TUMBLEWEED ANNOUNCES ADDITIONAL DIRECTORS ARE JOINING INVESTOR
           GROUP; SPECIAL COMMITTEE APPOINTED TO CONSIDER TENDER OFFER
                                    PROPOSAL

Louisville, KY (June 5, 2002) - Tumbleweed, Inc. (NasdaqSC:TWED) today announced that three additional directors Minx Auerbach, George Keller and Lewis Bass are joining Gerald Mansbach, the Company's largest stockholder, Terrance A. Smith, the Company's Chairman, President and Chief Executive Officer, and David M. Roth, a director of the Company in their proposal to acquire all the Company's common stock not owned by their group at a price of $1.75 per share. The group owns approximately 60% of the Company's outstanding common stock

The Board today appointed a Special Committee of independent directors, consisting of David Lloyd, Chairman and James F. Koch to evaluate the proposal. The Special Committee will negotiate with the investor group and explore strategic alternatives for the Company.

There can be no assurance that the proposal will lead to the commencement of a tender offer.

Tumbleweed opened its first restaurant in 1975 in New Albany, Indiana. Restaurants are currently open in Ohio, Illinois, Indiana, Kentucky, Michigan and Wisconsin. International locations include Germany, Jordan, Egypt, Turkey and England. Tumbleweed currently has 57 restaurants in operation, with 31 company-owned locations, and 26 franchised and licensed restaurants, including six international units. For additional information, visit Tumbleweed's website at www.tumbleweedrestaurants.com.










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